Exhibit 99.1



     Financial Media and              Robbin Moore
     Investor Contact:                Director, Investor Relations
                                      Krispy Kreme Doughnuts, Inc.
                                      336-726-8857

     Media Contact:                   Amy Hughes
                                      Communications Director
                                      Krispy Kreme Doughnuts, Inc.
                                      336-726-8815



                  KRISPY KREME ANNOUNCES $225 MILLION FINANCING


WINSTON-SALEM, N.C., April 4, 2005--Krispy Kreme Doughnuts, Inc. (NYSE:KKD) (the "Company") announced today its subsidiary, Krispy Kreme Doughnut Corporation, closed senior secured credit facilities aggregating $225 million, comprised of a $75 million first lien senior secured revolving credit facility, a $120 million second lien senior secured term loan and a $30 million second lien prefunded revolving credit and letter of credit facility. The facilities were arranged by Credit Suisse First Boston as sole bookrunner, sole lead arranger and administrative agent, and Silver Point Finance, LLC, acting as co-arranger. Wells Fargo Foothill, Inc. is acting as syndication and collateral agent under the first lien facility.

Proceeds of the term loan were used to repay the approximately $90 million outstanding under Krispy Kreme Doughnut Corporation's existing credit facility, pay fees and expenses related to the financing, and provide cash on the balance sheet. The first lien facility and the second lien revolving credit and letter of credit will be available to Krispy Kreme for general corporate purposes.

"This is an important, positive step for Krispy Kreme," said Steve Panagos, President and Chief Operating Officer of Krispy Kreme Doughnuts, Inc. and Managing Director of Kroll Zolfo Cooper, LLC. "We are pleased to have found partners like CSFB and Silver Point who understand and believe in the power and potential of Krispy Kreme. With more liquidity and no near-term repayment deadlines, we look forward to getting back to the business of selling doughnuts and coffee."

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The new credit facilities will be filed as exhibits to Form 8-K, which will be made available on the Company's website promptly after its filing with the Securities and Exchange Commission.

Founded in 1937 in Winston-Salem, North Carolina, Krispy Kreme is a leading branded specialty retailer of premium quality doughnuts, including the Company's signature Hot Original Glazed. Krispy Kreme currently operates approximately 400 stores in 45 U.S. states, Australia, Canada, Mexico, the Republic of South Korea and the United Kingdom. Krispy Kreme can be found on the World Wide Web at www.krispykreme.com.

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Information contained in this press release, other than historical information, should be considered forward-looking. Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are the outcome of the pending formal investigation by the United States Securities and Exchange Commission and the investigation by the United States Attorney's Office for the Southern District of New York, the pending shareholder class action, the pending shareholder derivative actions, the pending ERISA class action, the pending Special Committee investigation, our auditors' ongoing review of our financial statements, actions taken by lenders to the Company and its joint ventures, its dependence on franchisees to execute its store expansion strategy, supply issues, changes in consumer preferences and perceptions, the failure of new products or cost saving initiatives to contribute to financial results in the timeframe or amount currently estimated and numerous other factors discussed in Krispy Kreme's periodic reports and proxy statements filed with the Securities and Exchange Commission.


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